As filed with the Securities and Exchange Commission on June 30, 2009.

Registration No. 333-152341

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

51 West 52nd Street

New York, New York 10019

(212) 975-4321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis J. Briskman

Executive Vice President and General Counsel

CBS Corporation

51 West 52nd Street

New York, New York 10019

(212) 975-4321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Todd R. Chandler

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

 Approximate date of commencement of proposed sale to the Public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.         ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.         ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.         ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.           ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.          ☐

Deregistration of Securities

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-152341) of registrant filed with the Securities and Exchange Commission on July 15, 2008 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise issued thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17 of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of June, 2009.

CBS CORPORATION

By:	/s/ Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	President and Chief Executive	June 30, 2009
*	Officer and Director
Leslie Moonves	(Principal ExecutiveOfficer)

/s/ Fredric G. Reynolds	Executive Vice President and Chief	June 30, 2009
Fredric G. Reynolds	Financial Officer
(Principal Financial Officer)

/s/ Susan C. Gordon	Senior Vice President, Controller	June 30, 2009
Susan C. Gordon	and Chief Accounting Officer
(Principal Accounting Officer)

*	Executive Chairman of the Board	June 30, 2009
Sumner M. Redstone	and Founder

*	Director	June 30, 2009
David R. Andelman

*	Director	June 30, 2009
Joseph A. Califano, Jr.

*	Director	June 30, 2009
William S. Cohen

*	Director	June 30, 2009
Gary L. Countryman

*	Director	June 30, 2009
Charles K. Gifford

*	Director	June 30, 2009
Leonard Goldberg

*	Director	June 30, 2009
Bruce S. Gordon

*	Director	June 30, 2009
Linda M. Griego

	*	Director	June 30, 2009
Arnold Kopelson

	*	Director	June 30, 2009
Doug Morris

	*	Director	June 30, 2009
Shari Redstone

	*	Director	June 30, 2009
Frederic V. Salerno

*By:	/s/ Louis J. Briskman
Louis J. Briskman
Attorney-in-fact
for the Directors